EXHIBIT 10.14

WAIVER NO. 2 TO
CREDIT AND GUARANTY AGREEMENT

This WAIVER NO. 2 TO CREDIT AND GUARANTY AGREEMENT (this “Waiver”) dated as of November 18, 2010, is among AboveNet, Inc., a Delaware corporation (“AboveNet”), AboveNet Communications, Inc., a Delaware corporation, AboveNet of Utah, LLC, a Delaware limited liability company, AboveNet of VA, LLC, a Virginia limited liability company, and AboveNet International Inc., a Delaware corporation, (together, hereinafter the “Borrowers”), the undersigned Lenders and Societe Generale, as administrative agent (the “Administrative Agent”).

WHEREAS, the Borrowers, the Administrative Agent, CIT Lending Services Corporation, as documentation agent (the “Documentation Agent” and together with the Administrative Agent, the “Agents”) and the Lenders are parties to that certain Credit and Guaranty Agreement dated as of February 29, 2008, as amended by Waiver and Amendment No. 1 to the Credit and Guaranty Agreement dated as of September 22, 2008, as further amended by Amendment No. 2 to the Credit and Guaranty Agreement dated as of June 29, 2009 and as further amended by Amendment No. 3 to the Credit and Guaranty Agreement dated as of March 4, 2010 (as so amended, and as the same may be hereafter further amended, modified, supplemented or restated from time to time, the “Credit Agreement;” undefined capitalized terms used herein shall have the meanings assigned thereto in the Credit Agreement), pursuant to which the Lenders have agreed to make certain “Loans” and other financial accommodations to the Borrowers;

WHEREAS, the Borrowers have informed the Lenders that AboveNet intends to declare and pay a dividend in an amount of $5.00 per common share, in an amount in the aggregate not to exceed $130,000,000, payable to holders of its common shares, such dividend to be declared, have a record date of, and be paid on or before December 31, 2010 (the “Proposed Dividend”, and the declaration and payment of such Proposed Dividend, the “Permitted Dividend”), and request that the Lenders waive the Borrowers’ compliance with the negative covenant set forth in Section 7.06 of the Credit Agreement solely with respect to the Permitted Dividend and any other provisions of the Credit Agreement that may be implicated in connection with the Permitted Dividend;

WHEREAS, the Borrowers have informed the Lenders that the Borrowers intend to enter into new financing arrangements, the proceeds of which shall be used, among other things, for the repayment in full of all Obligations outstanding under the Loan Documents, upon which the Loan Documents and the Commitment of each Lender shall be terminated in accordance with the terms of the Loan Documents; and

WHEREAS, the undersigned Lenders, the Administrative Agent and the Borrowers are entering into this Waiver pursuant to Section 12.01 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Administrative Agent and the Lenders agree as follows:

1.  Waiver. Effective as of the date hereof and subject to the satisfaction of the conditions set forth in Section 2, the undersigned Lenders hereby waive the compliance by the Borrowers with (a) the provisions of Section 7.06 of the Credit Agreement solely in respect of the Permitted Dividend and (b) any other provisions of the Credit Agreement that may be implicated in connection with the Permitted Dividend.

2.  Conditions Precedent.  This Waiver shall become effective as of the date hereof, if, and only if the Administrative Agent has received duly executed originals of this Waiver signed by each of the Borrowers, the Required Lenders and the Administrative Agent.

3.  Representations and Warranties of the Borrowers.  The Borrowers hereby represent and warrant as follows:

(a)  This Waiver and the Credit Agreement except as waived hereby constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

(b)  Upon the effectiveness of this Waiver, the Borrowers hereby reaffirm all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agree that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Waiver, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

(c)  As of the date hereof, and after giving effect to this Waiver (and any prior waivers), the Borrowers shall be in compliance with all the terms and provisions set forth in the Credit Agreement, subject to this Waiver, on its part to be observed or performed, and no Event of Default or Default shall have occurred and be continuing.

(d)  The Permitted Dividend does not contravene the terms of any of Borrower’s Organizational Documents or violate any Law.

4.  Reference to and Effect on the Credit Agreement.

(a)  Upon the effectiveness of this Waiver each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement subject to this Waiver, and each reference to the Credit Agreement in any other document, instrument or agreement shall mean and be a reference to the Credit Agreement subject to this Waiver.

(b)  The Credit Agreement subject to this Waiver, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)  Except as expressly provided herein, the execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of the Agents or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5.  Release.  The Borrowers acknowledge that Lenders would not enter into this Waiver without the Borrowers’ assurance that the Borrowers have no claim against the Agents, the Lenders, or any other Indemnitees.  Each Borrower, for itself and on behalf of its officers and directors, and its respective predecessors, successors and assigns (collectively, the “Releasors”) releases each of the Agents, the Lenders and any other Indemnitee from any known or unknown claims which such Borrower now has against any of the Agents, the Lenders or any other Indemnitee of any nature, including any claims that any Releasor, or any Releasor’s successors, counsel and advisors may in the future discover they would have had now if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Documents or the transactions contemplated thereby.

6.  GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE OTHER REMAINING TERMS OF THE CREDIT AGREEMENT AND THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

7.  Paragraph Headings.  The paragraph headings contained in this Waiver are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

8.  Counterparts.  This Waiver may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF. this Waiver has been duly executed as of the day and year first above written.

THE BORROWERS:	AboveNet, Inc., a Delaware corporation

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	Senior Vice President and General Counsel

AboveNet Communications, Inc., a Delaware corporation

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	Senior Vice President and General Counsel

AboveNet of Utah, LLC, by AboveNet Communications, Inc., its sole member

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	Senior Vice President and General Counsel

AboveNet of VA, LLC, by AboveNet Communications, Inc., its sole member

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	Senior Vice President and General Counsel

AboveNet International, Inc., a Delaware corporation

	By:	/s/ Robert Sokota
	Name:	Robert Sokota
	Title:	Senior Vice President and General Counsel

ADMINISTRATIVE AGENT:	SOCIETE GENERALE, as Administrative Agent

	By:	/s/ Elaine Khalil
	Name:	Elaine Khalil
	Title:	Managing Director

LENDERS:	SOCIETE GENERALE

	By:	/s/ Elaine Khalil
	Name:	Elaine Khalil
	Title:	Managing Director

CIT LENDING SERVICES CORPORATION

By:	/s/ Anthony Holland
Name:	Anthony Holland
Title:	Vice President

SUNTRUST BANK

By:	/s/ Brian Guffin
Name:	Brian Guffin
Title:	Vice President